Exhibit 99.1

Janus Investment Fund (“JIF”)

			Lipper Rankings Based on Total Returns as of 3/31/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Janus Twenty Fund (1)	Jan-08	Large-Cap Growth Funds	1	3 / 739	1	1 / 615	1	1 / 521	2	3 / 247		‡
Janus Fund	Oct-07	Large-Cap Growth Funds	45	328 / 739	30	183 / 615	22	113 / 521	38	92 / 247		‡
Janus Orion Fund	Dec-07	Multi-Cap Growth Funds	2	10 / 527	2	5 / 403	1	1 / 343	—	—		‡
Janus Research Fund	Jan-06	Large-Cap Growth Funds	17	120 / 739	4	24 / 615	3	12 / 521	3	7 / 247	2	9 / 677
Janus Enterprise Fund	Oct-07	Mid-Cap Growth Funds	12	71 / 607	7	31 / 503	10	38 / 414	38	68 / 178		‡
Janus Venture Fund (1)	Jan-01	Small-Cap Growth Funds	62	370 / 598	26	120 / 475	7	25 / 393	25	46 / 183	22	65 / 306
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	8	47 / 598	1	3 / 475	—	—	—	—	3	13 / 544

Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	2	16 / 869	1	1 / 663	1	2 / 504	—	—	5	12 / 296
Janus Growth and Income Fund	Nov-07	Large-Cap Core Funds	25	207 / 828	21	140 / 685	28	159 / 567	7	19 / 295		‡
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	1	1 / 457	1	2 / 331	22	50 / 235	4	5 / 135	1	1 / 355
Janus Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	20	164 / 828	3	20 / 685	7	38 / 567	1	2 / 295		‡
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	70	606 / 869	63	416 / 663	34	167 / 504	—	—	37	182 / 503

Global/International Funds
Janus Overseas Fund (1)	Jun-03	International Funds	1	9 / 1105	1	1 / 811	1	1 / 683	3	8 / 325	1	1 / 687
Janus Worldwide Fund	Jun-04	Global Funds	52	230 / 448	79	271 / 343	93	252 / 271	80	98 / 123	75	228 / 304
Janus Global Life Sciences Fund	Apr-07	Health/Biotechnology Funds	8	15 / 193	20	30 / 154	21	30 / 142	—	—		‡
Janus Global Technology Fund	Jan-06	Science & Technology Funds	33	87 / 270	23	55 / 241	38	84 / 221	—	—	29	73 / 258
Janus Global Research Fund	Feb-05	Global Funds	4	15 / 448	3	10 / 343	—	—	—	—	4	10 / 329
Janus Global Opportunities Fund	Jun-01	Global Funds	49	216 / 448	93	318 / 343	47	127 / 271	—	—	21	43 / 210

Value Funds
Janus Mid Cap Value Fund - Inv (2)	Aug-98	Mid-Cap Value Funds	5	14 / 330	9	22 / 256	19	37 / 203	—	—	2	1 / 66
Janus Small Cap Value Fund - Inv. (1,2)	Feb-97	Small-Cap Core Funds	10	77 / 795	24	149 / 626	48	229 / 485	12	22 / 183	10	13 / 129

Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	8	39 / 552	6	25 / 467	12	45 / 396	33	62 / 192		‡
Janus High-Yield Fund	Dec-03	High Current Yield Funds	50	224 / 453	35	133 / 381	78	258 / 332	20	31 / 160	42	147 / 350
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt	18	45 / 263	17	34 / 210	12	19 / 162	31	26 / 84		‡

Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	5	29 / 667	—	—	—	—	—	—	2	11 / 586
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	3	12 / 457	—	—	—	—	—	—	5	16 / 389
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	3	12 / 431	—	—	—	—	—	—	2	5 / 341

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)          Closed to new investors.

(2)          Ranking is for the investor share class only; other classes may have different performance characteristics.

 ‡               The Fund’s since PM-Inception ranking is not available.

Janus Adviser Series (“JAD”) Class S Shares

			Lipper Rankings Based on Total Returns as of 3/31/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Forty Fund	Jan-08	Large-Cap Growth Funds	1	4 / 739	1	3 / 615	1	2 / 521	1	1 / 247		‡
Mid Cap Growth Fund	Oct-07	Mid-Cap Growth Funds	12	69 / 607	6	29 / 503	11	42 / 414	42	74 / 178		‡
Large Cap Growth Fund	Oct-07	Large-Cap Growth Funds	51	372 / 739	39	239 / 615	32	163 / 521	35	86 / 247		‡
INTECH Risk-Managed Growth Fund	Jan-03	Multi-Cap Growth Funds	70	369 / 527	85	343 / 403	83	284 / 343	—	—	82	279 / 340
Orion Fund	Dec-07	Mid-Cap Growth Funds	3	18 / 607	—	—	—	—	—	—		‡
Small-Mid Growth Fund	Jun-06	Small-Cap Growth Funds	9	52 / 598	—	—	—	—	—	—	3	16 / 544

Core Funds
Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	3	18 / 667	7	34 / 539	39	166 / 425	4	7 / 228	7	39 / 559
Growth and Income Fund	Nov-07	Large-Cap Core Funds	30	248 / 828	30	203 / 685	40	227 / 567	—	—		‡
Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	18	149 / 828	4	21 / 685	8	40 / 567	1	1 / 295		‡
Small Company Value Fund	Mar-02	Small-Cap Core Funds	66	524 / 795	40	249 / 626	60	288 / 485	—	—	25	106 / 426
INTECH Risk-Managed Core Fund	Jan-03	Multi-Cap Core Funds	71	611 / 869	65	425 / 663	36	179 / 504	—	—	31	152 / 494
Contrarian Fund	Aug-05	Multi-Cap Core Funds	7	57 / 869	—	—	—	—	—	—	1	3 / 708

Global/International/ Funds
International Growth Fund (1)	Jun-03	International Funds	1	6 / 1105	1	3 / 811	1	2 / 683	2	6 / 325	1	2 / 687
Worldwide Fund	Jun-04	Global Funds	53	234 / 448	82	282 / 343	97	262 / 271	72	89 / 123	80	243 / 304
International Equity Fund	Nov-06	International Funds	5	48 / 1105	—	—	—	—	—	—	3	30 / 1038

Value Funds
Mid Cap Value Fund	Dec-02	Mid-Cap Value Funds	5	15 / 330	9	23 / 256	23	46 / 203	—	—	24	48 / 201
INTECH Risk-Managed Value Fund	Dec-05	Multi-Cap Value Funds	49	214 / 441	—	—	—	—	—	—	50	187 / 376

Alternative Funds
Long/Short Fund (1)	Aug-06	Long/Short Equity Funds	5	4 / 86	—	—	—	—	—	—	5	3 / 64

Income Funds
Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	9	48 / 552	10	45 / 467	19	73 / 396	34	65 / 192		‡
High Yield Fund	Aug-05	High Current Yield Funds	50	223 / 453	—	—	—	—	—	—	57	226 / 398

Rankings are for the Class S Shares only; other classes may have different performance characteristics.

Janus Aspen Series (“JAS”) Institutional Shares

			Lipper Rankings Based on Total Returns as of 3/31/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Large Cap Growth Portfolio	Oct-07	VA Large-Cap Growth	35	71 / 204	26	49 / 193	27	45 / 166	42	23 / 55		‡
Forty Portfolio	Dec-07	VA Large-Cap Growth	1	1 / 204	1	1 / 193	1	1 / 166	2	1 / 55		‡
Mid Cap Growth Portfolio	Oct-07	VA Mid-Cap Growth	5	7 / 155	3	3 / 140	10	11 / 120	40	13 / 32		‡

Core Funds
Balanced Portfolio	Apr-05	VA Mixed-Asset Target Alloc Mod.	1	1 / 133	2	1 / 90	11	8 / 73	5	2 / 41	2	1 / 98
Growth and Income Portfolio	Nov-07	VA Large-Cap Core	22	45 / 206	18	31 / 176	33	52 / 161	—	—		‡
Fundamental Equity Portfolio	Nov-07	VA Large-Cap Core	20	40 / 206	3	5 / 176	10	15 / 161	2	1 / 73		‡

Global/International Funds
Worldwide Growth Portfolio	Jun-04	VA Global	36	37 / 104	77	61 / 79	95	64 / 67	73	21 / 28	76	59 / 77
International Growth Portfolio (1)	Jun-03	VA International	1	2 / 245	1	1 / 209	1	1 / 188	4	3 / 87	1	1 / 198
Global Life Sciences Portfolio	Oct-04	VA Health/Biotechnology	6	2 / 35	21	7 / 33	25	7 / 28	—	—	3	1 / 33
Global Technology Portfolio	Jan-06	VA Science & Technology	34	20 / 59	28	16 / 57	40	22 / 54	—	—	36	21 / 58

Value Funds
Mid Cap Value Portfolio	May-03	VA Mid-Cap Value	3	2 / 68	12	7 / 58	—	—	—	—	2	1 / 53

Income Funds
Flexible Bond Portfolio	May-07	VA Intermediate Investment Grade Debt	29	19 / 65	26	15 / 58	28	14 / 49	29	6 / 20		‡

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. – A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Note:

(1)  Closed to new investors.

 ‡ The Fund’s since PM-Inception ranking is not available.